UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

IGI, INC.
_______________________________________________
(Name of Registrant as Specified in Its Charter)

_______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: _____________________________

	(2)	Aggregate number of securities to which transaction applies: _____________________________

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_____________________________

	(4)	Proposed maximum aggregate value of transaction:___________________________

	(5)	Total fee paid: _____________________________

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid: _____________________________

	(2)	Form, Schedule or Registration Statement No.: _____________________________

	(3)	Filing party: _____________________________

	(4)	Date Filed: _____________________________


IGI, INC. 105 Lincoln Avenue Buena, New Jersey 08310

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on May 7, 2008

To the Stockholders of IGI, Inc.

      The Annual Meeting of Stockholders of IGI, Inc. will be held at Buena Vista Country Club, 301 Country Club Lane, Buena, New Jersey, 08310, on Wednesday, May 7, 2008, at 10:00 a.m. local time. The purposes of the Annual Meeting are:

1.	To elect four directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified;

2.

To amend and restate our Certificate of Incorporation, as amended, to change our name to IGI Laboratories, Inc., amend the lawful purposes provision of the Certificate of Incorporation, as amended, and remove certain provisions that are no longer in effect; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

      Our Board of Directors has fixed April 3, 2008 as the record date for the Annual Meeting. Owners of shares of our common stock or Series A Convertible Preferred Stock at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

      A copy of our Annual Report to Stockholders for the year ended December 31, 2007, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

WE URGE YOU TO VOTE YOUR SHARES PROMPTLY. TO VOTE YOUR SHARES, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY. PLEASE REFER TO THE ENCLOSED PROXY CARD FOR SPECIFIC VOTING INSTRUCTIONS.

By Order of the Board of Directors,

Carlene A. Lloyd, Secretary

Buena, New Jersey
April 15, 2008


IGI, INC. 105 Lincoln Avenue Buena, New Jersey 08310

PROXY STATEMENT

      The Board of Directors is furnishing stockholders this Proxy Statement to solicit proxies to be voted at our Annual Meeting of Stockholders, which we refer to in these proxy materials as our Annual Meeting. Our Annual Meeting will be held on Wednesday, May 7, 2008, at 10:00 a.m. local time at Buena Vista Country Club, 301 Country Club Lane, Buena, New Jersey, 08310. This Proxy Statement, including the Notice of Annual Meeting of Stockholders and the accompanying proxy card, together with our Annual Report to Stockholders for the year ended December 31, 2007 were first mailed or given to our stockholders on or about April 15, 2008.

      Each proxy received will be voted as you direct it to be voted. If you do not indicate on your proxy how you want your vote counted, your proxy will be voted FOR electing the nominees named below as directors and for the amendment and restatement of our Certificate of Incorporation, as amended. If you are a stockholder of record (that is, your stock is registered directly in your name on the books of our transfer agent, American Stock Transfer and Trust Company), you can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our Secretary specifying such revocation. If you hold your shares in "street name" as a beneficial owner (that is, your broker, bank or other nominee hold stock in your account and not directly in your name), you can revoke your proxy by contacting your broker, bank or other nominee and submitting a later dated voting instruction card. Votes are tabulated by the American Stock Transfer and Trust Company and the results will be reported at the Annual Meeting.

      If you complete and properly sign the accompanying proxy card and return it to us, your proxy will be voted as you direct. If you are a stockholder of record as of the close of business on April 3, 2008, which we refer to in the proxy materials as the Record Date, and attend the Annual Meeting, you may deliver your completed proxy card in person, or vote in person at the Annual Meeting (proxy cards will be available at the Annual Meeting for that purpose), or revoke a previously submitted proxy and complete a new proxy.

However, if you hold your shares in "street name" as a beneficial owner, your broker may vote your shares on your behalf unless you have previously informed your broker not to do so; otherwise,

a)	you must return your voting instructions to your broker or nominee (that is, the holder of record);

b)

if you wish to vote in person at the Annual Meeting, you must obtain from the record holder and bring to the Annual Meeting a proxy signed by the record holder identifying you as the beneficial owner of the shares and giving you the right to vote the shares at the Annual Meeting. (You may not use the voting instruction form provided by your broker or nominee to vote in person at the Annual Meeting).

      Only holders of record of our 14,833,462 outstanding shares of common stock, $0.01 par value per share, and 50 outstanding shares of Series A Convertible Preferred Stock, $0.01 par value per share, which we refer to in these proxy materials as the Series A Preferred Stock, as of the close of business on the Record Date, will be entitled to vote at the Annual Meeting. Each holder of shares of our common stock on the Record Date is entitled to one vote for each share of our common stock held by that holder. Each holder of shares of our Series A Preferred Stock on the Record Date is entitled to a number of votes for each share of Series A Preferred Stock held by such holder equal to the number of shares of common stock into which such share of Series A Preferred Stock is then convertible. Currently, each share of Series A Preferred Stock is convertible into 10,000 shares of our common stock. Holders of our common stock and Series A Preferred Stock will vote together as a single class at our Annual Meeting. If you abstain from voting, your shares will be counted as shares present and entitled to vote in determining the presence of a quorum for the Annual Meeting, but your shares will not be voted in determining approval of any matter submitted to stockholders for a vote. Abstentions related to a proposal which must be approved by a majority of the votes cast, which does not include the election of directors, will count as a "no" vote. Abstentions have no impact on the election of directors because directors are elected by a plurality of votes cast at the Annual Meeting. If you do not provide voting instructions to your broker and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be "broker non-votes" with


regard to that matter. Broker non-votes will be considered to be represented for purposes of determining a quorum but generally will not be considered to be entitled to vote with respect to that proposal. Broker non-votes are not counted in the tabulation of the voting results with respect to the election of directors or for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but a broker non-vote will not otherwise affect the outcome of a vote on a proposal that requires a majority of the votes cast. With respect to a proposal that requires a majority of the outstanding shares (of which there are none for this Annual Meeting), a broker non-vote has the same effect as a vote against the proposal.

Votes Required

      The holders of capital stock representing a majority of the outstanding voting power of all outstanding shares of our common stock and Series A Preferred Stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of our common stock or Series A Preferred Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

      Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked "Withhold Authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although such proxy will be counted for purposes of determining whether there is a quorum.

Amendment and Restatement of Certificate of Incorporation, as amended. The affirmative vote of a majority of the votes present in person or by proxy and entitled to vote will be required for approval.

Other Items. For each other item, the affirmative vote of a majority of the votes present in person or by proxy and entitled to vote will be required for approval.

      Abstentions with respect to Proposal 2 (relating to our Amended and Restated Certificate of Incorporation) are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shareholders may not exercise appraisal rights in connection with any proposal being considered at the Annual Meeting.


PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees for Election as Directors

At the Annual Meeting, stockholders will elect four members to our Board of Directors by plurality of the votes cast. Our Board of Directors proposes the four nominees named below.

      All of the nominees named below are currently serving as our directors. None of our directors, executive officers or nominees for director is related by family to any other director, executive officer or nominee for director. If any nominee for director is unavailable to serve, we solicit discretionary authority to vote to elect another person unless we reduce the size of the Board of Directors. Each director will serve until the next annual meeting of stockholders, and until his or her successor has been elected and qualified, or until his or her earlier resignation or removal. We have no reason to believe that any nominee will not be available for election as a director for the prescribed term.

The following table sets forth information regarding each nominee for director according to the information furnished to us by each such nominee:

Name	Age	Positions Currently held with IGI	Committee Membership	Director of IGI Since

Terrence O'Donnell	64	Director	A, C, N	1993 - Present

Stephen J. Morris	75	Director	C, N	1999 - Present

Rajiv Mathur	53	Director, President and Chief Executive Officer	______	2005 - 2006 2006 - Present

Jane E. Hager	62	Director	A, C, N	1982 - 2003 2007 - Present

A - Audit Committee C - Organization and Compensation Committee N - Nominating and Corporate Governance Committee

Name	Principal Occupation, Other Business Experience and Other Directorships

Terrence O'Donnell

Executive Vice President and General Counsel, Textron Inc., a producer of aircraft, automotive products and industrial products, since March 2000; Member of the Law Firm of Williams & Connolly, Washington, D.C., since April 1991 and from March 1977 to October 1989; General Counsel of Department of Defense from October 1989 to March 1991; Special Assistant to President Ford from August 1974 to January 1977; Deputy Special Assistant to President Nixon from May 1972 to August 1974; Director of ePlus, Inc. (formerly MLC Holdings), a provider of enterprise cost management software.

Stephen J. Morris

Chairman of Pure Energy Corporation, a developer of cleaner burning motor fuels and production technologies to produce bio-chemicals, since September 2003; co-founder and General Manager of John Morris Sons, Inc., a hotel and restaurant enterprise, which Mr. Morris owned and managed from July 1958 to December 1998; co-founder and Advisor of International Scientific Communications, a scientific publishing company, since 1969.


Rajiv Mathur

President and Chief Executive Officer of IGI, Inc. since January 1, 2007; Director from September 12, 2005 to November 30, 2006 and from December 12, 2006 to present; Vice President of Skin Care Operations, Cardinal Health Topical Technologies, a pharmaceutical distribution and marketing company, from April 2001 to December 29, 2006; President of Consumer Products Division; Senior Vice President of Operations and Vice President of Research and Development at IGI Inc. from 1992 to 2001. Mr. Mathur holds an MBA and a Bachelor of Science, Pharmacy.

Jane E. Hager

President of Prescott Investment Corp., since 1991 and Pinnacle Mountain Partners, LLC since 2002; Managing Member of Gulf Coast Investment Partners, LLC since 2003 and Angelfish Investments, LLC since 2004, all of which are real estate development and/or investment companies. She is a founder and past director of IGI, Inc. from 1982 to 2003 and Novavax, Inc. [NASDAQ] from 1995 to 2002. Mrs. Hager is also a founding director and Chair of the Audit Committee of Centrix Bank & Trust, Bedford, NH [OTCBB] since 1999 and a director of ZSGenetics, Stoddard, NH since 2006, a gene expression and sequencing company.

Independence of Directors

      Our Board of Directors has determined nominees Terrence O'Donnell, Stephen J. Morris, and Jane E. Hager are independent directors pursuant to the independence standards established by the American Stock Exchange, Inc. (AMEX) and U.S. Securities & Exchange Commission (SEC).

For information relating to shares of our common stock held by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management."

Board Recommendation

Our Board of Directors Recommends a Vote "For" the election of the Nominees listed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of April 3, 2008, with respect to the beneficial ownership of our common stock and Series A Preferred Stock held by: (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock or Series A Preferred Stock; (ii) each director or director nominee; (iii) each one of our executive officers named in the Summary Compensation Table in this proxy statement, whom we refer to as our Named Executive Officers and (iv) all current executive officers and directors as a group.

      Beneficial ownership is determined in accordance with the rules of the SEC. Shares of our capital stock subject to options or warrants currently exercisable or exercisable within 60 days of April 3, 2008 are deemed to be outstanding for calculating the percentage of outstanding shares of the person holding those options or warrants, but are not deemed outstanding for calculating the percentage of any other person. Percentage of beneficial ownership of our common stock and Series A Preferred Stock is based upon 14,833,462 shares of our common stock and 50 shares of our Series A Preferred Stock outstanding as of April 3, 2008, respectively. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is c/o IGI, Inc., 105 Lincoln Avenue, Buena, New Jersey 08310.


	Common Stock		Series A Preferred Stock (1)
Names and Beneficial Owners (address, if ownership is more than 5%)	Number	Percent of Class	Number	Percent of Class

Stephen J. Morris (2)
Director 666 Navesink Avenue Rumson, NJ 07760	3,206,073	21.3	--	--

Frank Gerardi (3)
c/o Univest Management Inc. EPSP 149 West Village Way Jupiter, FL 33458	2,323,185	15.5	--	--

Edward B. Hager, M.D. (4)(5)
Pinnacle Mountain Farms Lyndeboro, NH 03082	1,601,886	10.7	--	--

Jane E. Hager (4)(6)
Pinnacle Mountain Farms Lyndeboro, NH 03082	2,291,716	15.3	--	--

Hager Family Trust (4)
Pinnacle Mountain Farms Lyndeboro, NH 03082	1,407,635	9.5

Pharmachem Laboratories, Inc. (7)
265 Harrison Avenue Harrison, NJ 07032	1,500,000	10.1	--	--

Federico Buonanno (8)
42 E. Bergen Place Red Bank, NJ 07701	675,000	4.5	50	100%

Other Directors and Executive Officers Named in the Summary Compensation Table

Terrence O'Donnell (9)	402,040	2.7	--	--
Rajiv Mathur (10)	290,791	1.9	--	--
Carlene Lloyd (11)	76,993	*	--	--
Nadya Lawrence (12)	266,178	1.8	--	--

All Executive Officers and Directors, As a Group

All executive officers and directors as a group (6 persons)(2)(4)(6)(9)(10)(11)(12)	6,533,791	40.8	--	--	--

*	Less than 1%

(1)

Matters on which the holders of Series A Preferred Stock vote together as a single class with the holders of common stock, each holder of shares of our Series A Preferred Stock is entitled to a number of votes for each share of Series A Preferred Stock held by such holder equal to the number of shares of common stock into which such share of Series A Preferred Stock is then convertible. Currently, each share of Series A Preferred Stock is convertible into 10,000 shares of our common stock. Such conversion ratio may be adjusted from time to time pursuant to customary adjustment features as set forth in the Certificate of Designation for the Series A Preferred Stock. The holders of our Series A Preferred Stock would vote as a separate class with respect to any change to the rights, designations, and preferences of the Series A Preferred Stock. On all other matters, holders of our common stock and Series A Preferred Stock will vote together as a single class at our Annual Meeting.

(2)

Includes 157,016 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after April 3, 2008. Includes 2,411,325 shares which Mr. Morris owns jointly with his wife and 200 shares


owned directly by his wife. Excludes 160,765 shares, which are owned by Mr. Morris' children as Mr. Morris disclaims beneficial ownership of such shares due to his children's attainment of the age of majority.

(3)

Information is based on Amendment No. 4 to Schedule 13D on February 25, 2008 and a Form 4 filed on April 4, 2008 with the Securities and Exchange Commission by Frank Gerardi. Includes 1,879,987 shares of common stock and warrants to acquire an additional 52,500 shares of common stock held by Univest Management Inc. Employee Profit Sharing Plan. Mr. Gerardi serves as the trustee of such plan and all shares owned by such plan are for the benefit of Mr. Gerardi. Mr. Gerardi possesses sole power to vote and direct the disposition of all of the securities held by the Univest Management Inc. Employee Profit Sharing Plan. Such amount also includes 198,266 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after April 3, 2008.

(4)

Includes 1,407,635 shares of common stock held by the Hager Family Trust. Jane E. Hager and Edward B. Hager are co-trustees of the Hager Family Trust and share voting and dispositive power over the shares held by the trust.

(5)

Includes (i) 100,000 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after April 3, 2008, (ii) 4,251 shares of common stock held directly by Mr. Hager's wife and (iii) 90,000 shares of common stock which may be acquired pursuant to stock options exercisable by Mr. Hager's wife within 60 days of April 3, 2008.

(6)

Includes (i) 90,000 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after April 3, 2008, (ii) 689,830 shares of common stock are held by the Jane E. Hager Trust of 1990 of which Mrs. Hager acts as sole trustee and has sole voting and dispositive power over the shares held by the trust, and (iii) 100,000 shares of common stock which may be acquired pursuant to stock options exercisable by Mrs. Hager's husband within 60 days of April 3, 2008.

(7)	Information based on a Form 3 filed by Pharmachem Laboratories, Inc. with the Securities and Exchange Commission on May 24, 2007.

(8)	Includes 500,000 shares of common stock which may be acquired pursuant to the conversion of shares of Series A Preferred Stock convertible within 60 days after April 3, 2008.

(9)	Includes 215,000 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after April 3, 2008.

(10)	Includes 280,000 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after April 3, 2008.

(11)	Includes 75,000 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after April 3, 2008.

(12)	Includes 255,250 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after April 3, 2008.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock ("Reporting Persons") to file with the SEC and the AMEX initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. SEC regulations also require such persons to furnish us with copies of all such reports. Based solely on our review of copies of reports filed by Reporting Persons and furnished to us, we believe that, except as set forth below, during 2007 our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements. During 2007, Rajiv Mathur filed one late Form 4 relating to one transaction, Jane E. Hager filed one late Form 4 relating to four transactions and one late Form 5 relating to one transaction from 2006, Steve Morris filed one late Form 4 relating to one transaction, Terrence O'Donnell filed one late Form 4 in 2008 relating to 16 separate transactions in 2007, Pharmachem Laboratories filed a late Form 3 and Frank Gerardi filed five late Form 4's relating to 14 transactions.

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Corporate Governance Principles

      Our Certificate of Incorporation, together with all amendments, our Bylaws, and the charters of the Audit Committee, Nominating and Corporate Governance Committee, and Organization and Compensation Committee, provide the framework for our management and governance.

      Our Board of Directors is elected by and responsible to our stockholders. Except with respect to matters reserved to stockholders, the Board of Directors is our ultimate decision making body. In that capacity, the Board of Directors takes an engaged and focused approach to its responsibilities and duties, and sets standards to better ensure that we are committed to business success and enhancement of stockholder value by maintaining the highest standard of responsibility and ethics. The Board of Directors has designed its governance approach to be a working structure for principled actions, effective decision-making and appropriate monitoring of both compliance and performance.

      Our employees, managers and officers conduct our business under the direction of senior management and the leadership of our Chief Executive Officer, who are accountable to the Board of Directors and ultimately to the stockholders. Management is responsible for the day-to-day operation of our business, strategic planning, budgeting, financial reporting and risk management.

Committees of the Board of Directors

      Our Board of Directors has an Audit Committee, a Nominating and Corporate Governance Committee, and an Organization and Compensation Committee. The present compositions of the committees of the Board of Directors are set forth below.

The members of the committees are as follows:

Audit Committee	Nominating and Corporate Governance Committee	Organization and Compensation Committee

Jane E. Hager*	Terrence O'Donnell*	Stephen J. Morris*

Terrence O'Donnell	Jane E. Hager	Terrence O'Donnell

	Stephen J. Morris	Jane E. Hager

* - Denotes Chairman


      Organization and Compensation Committee. Our Board of Directors has adopted a charter governing the duties and responsibilities of the Organization and Compensation Committee. The full text of the charter of the Organization and Compensation Committee is available on our website at www.askigi.com. Pursuant to the charter, the purposes of the Committee are to: (i) recommend to the Board of Directors compensation arrangements for the Chief Executive Officer and other executive officers and review their responsibilities and performance and plans for their succession; and (ii) approve compensation arrangements for and changes in other corporate officers. In furtherance of this purpose, the Committee shall have the following goals and responsibilities:

•

Review with appropriate representatives of our management our organizational structure and, in particular, the responsibilities and performance of executive officers and, from time to time, senior operations executives and the plans for their succession; and to report at least annually thereon to the Board of Directors.

•	Consider appropriate competitive data and recommend to the Board of Directors compensation and fringe benefits (except pension generally applicable to salaried employees) for executive officers.

•

Consider appropriate competitive data, and any recommendation made by the Chief Executive Officer and approve: (i) executive salary structure; and (ii) compensation and fringe benefits (except pensions generally applicable to salaried employees) for other corporate officers.

•

In connection with our annual incentive compensation programs, each year: (i) review and approve the Chief Executive Officer's goals and his/her performance against those goals; (ii) approve annual incentive compensation targets; (iii) approve an annual incentive compensation award for the Chief Executive Officer, other executive officers and other corporate officers; (iv) review the annual performance objectives of the other executive officers; and (v) review annual incentive compensation awards for senior operations executives.

•

Review with appropriate officers: (i) changes in corporate officers; (ii) policy on matters pertaining to compensation; (iii) special benefits and perquisites; (iv) each year on a retrospective basis, compensation changes made in the prior year to determine whether policies established by the Committee have been executed as intended and are achieving the intended result; (v) each year on a retrospective basis, corporate results against corporate goals; and (vi) any other matter of concern to the Committee relating to our overall corporate organization or compensation policy.

      The members of the Organization and Compensation Committee are Terrence O'Donnell, Jane E. Hager and Stephen J. Morris (Chair). We believe that the composition and functioning of the Organization and Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, AMEX and SEC rules and regulations, including those regarding the independence of the Organization and Compensation Committee Members. During our 2007 fiscal year, the Organization and Compensation Committee met one time.

      Audit Committee. The Audit Committee has been established for the purpose of overseeing our accounting and financial reporting processes and the audit of our annual financial statements, as well as our internal controls and audit functions. The Audit Committee operates under a written charter adopted by the Board of Directors. The full text of the charter of the Audit Committee is available on our website at www.askigi.com.

      As described more fully in the Audit Committee Charter, the purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to stockholders concerning our accounting and reporting practices, and to facilitate open communication between the Audit Committee, the Board of Directors, our outside auditor and management. The Audit Committee is required to discharge its responsibilities, and assess the information provided by our management and the outside auditor, in accordance with its business judgment. In exercising its business judgment, the Audit Committee is required to rely on the information and advice provided by management and/or our outside auditor. Pursuant to its charter, the function of the Audit Committee includes:

•	to provide the opportunity for direct communication between the Board of Directors and our external auditors;

•	to monitor the design and maintenance of our system of internal accounting controls;


•	to select, evaluate and, if necessary, replace the external auditors;

•

to review the results of internal and external audits as to the reliability and integrity of the financial and operating information systems established to monitor compliance with our policies, plans and procedures and with laws and regulations; and

•	to review the relationship between us and the external auditors and to ascertain the independence of the external auditors.

      The members of the Audit Committee are Jane E. Hager (Chair) and Terrence O'Donnell. We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, AMEX and SEC rules and regulations, including those regarding the independence of the Audit Committee members. The Board of Directors has determined that Jane E. Hager is an "audit committee financial expert" as currently defined under the SEC's rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. The Audit Committee met four times during the 2007 fiscal year. A report of the Audit Committee is set forth herein.

      Nominating and Corporate Governance Committee. Our Board of Directors has adopted a charter governing the duties and responsibilities of the Nominating and Corporate Governance Committee. The full text of the charter of the Nominating and Corporate Governance Committee is available on our website at www.askigi.com. Pursuant to the charter, the purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become members of our Board of Directors, and to recommend that our Board of Directors select the director nominees for the next annual meeting of stockholders, to develop and recommend to the Board of Directors a set of corporate governance principles applicable to us, and to make recommendations on compensation of the Board of Directors. In furtherance of such purpose, the Nominating and Corporate Governance Committee shall have the following goals and responsibilities:

•	To identify, review and recommend to the Board of Directors qualified candidates for director nominees to fill any existing or anticipated vacancy on the Board of Directors;

•

To identify, review and recommend to the Board of Directors, prior to each year's annual meeting of stockholders, successors to the class of directors whose term shall then expire (including any director in such class proposing to stand for election to another term), and additional director nominees, if any, for election to the Board of Directors on whose behalf the Board of Directors will solicit proxies;

•	To recommend to the Board of Directors the size of the Board of Directors;

•

To review and make recommendations to the Board of Directors with respect to suggestions for director nominees made by stockholders to the Board of Directors or to management in accordance with our Bylaws;

•	To review annually the Board of Director's overall performance and oversee the annual performance evaluation for each of its committees;

•	To recommend to the Board of Directors whether resignations tendered by members who have had a substantial change in their job responsibilities should be accepted;

•

To review annually the Board of Directors committee structure, charters and membership and, in consultation with the Chairman of the Board of Directors, recommend to the Board of Directors changes, if any; and to recommend to the Board of Directors the assignment of members of the Board of Directors to the various committees and appointment, rotation or removal of committee chairs;

•	To review and make recommendations to the Board of Directors with respect to changes in directors' compensation and benefits; and


•	To develop and recommend to the Board of Directors a set of corporate governance guidelines and to review the guidelines at least annually and recommend changes as necessary.

      The Nominating and Corporate Governance Committee shall have sole authority to retain and terminate any consulting firm to assist it in carrying out its duties and responsibilities, as the committee may deem appropriate in its sole discretion. The Nominating and Corporate Governance Committee shall have sole authority to approve related fees and other retention terms.

      The Nominating and Corporate Governance Committee's process for recruiting and selecting nominees is for Committee members to attempt to identify individuals who are thought to have certain minimum qualifications, including appropriate business background and experience, industry specific knowledge and general reputation and expertise that would allow them to contribute as effective directors to our governance, and who are willing to serve as directors of a public company. To date, we have not engaged any third party to assist in identifying or evaluating potential nominees. After a possible candidate is identified, the individual meets with various members of the Committee to ascertain his or her interest and willingness to serve, and Committee members discuss among themselves the individual's potential to be an effective member of the Board of Directors. If the discussions and evaluation are positive, the individual is recommended by the Nominating and Corporate Governance Committee to the entire Board of Directors.

      The entire Board of Directors, including the Nominating and Corporate Governance Committee, approved the nomination of the candidates reflected in Proposal 1. The Nominating and Corporate Governance Committee will consider stockholder recommendations for candidates to serve on the Board of Directors. The name of any recommended candidate for director, together with pertinent biographical information, a document indicating the candidate's willingness to serve if elected, and evidence of the nominating stockholder's ownership of our common stock should be sent to the Nominating and Corporate Governance Committee c/o IGI, Inc., Corporate Secretary, 105 Lincoln Avenue, Buena, New Jersey 08310. To date, the Nominating and Corporate Governance Committee has not adopted a specific formal policy with respect to the consideration of director candidates recommended by stockholders and to date no director candidates have been recommended by stockholders. If a director candidate were to be recommended by a stockholder, the Nominating and Corporate Governance Committee expects to evaluate such candidate in the same manner it evaluates director candidates it identifies.

      The members of the Nominating and Corporate Governance Committee are Terrence O'Donnell (Chair), Jane E. Hager and Stephen J. Morris. We believe that the composition of the Nominating and Corporate Governance Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, AMEX and SEC rules and regulations, including those regarding the independence of the Nominating and Corporate Governance Committee members. The Nominating and Corporate Governance Committee met one time during the 2007 fiscal year. Since the Nominating and Corporate Governance Committee is composed solely of non-management directors, all nominees for director at the Annual Meeting were nominated by non-management directors.

Board Meeting and Attendance

      During our 2007 fiscal year, our Board of Directors met five times. Each of our current directors attended at least 75% of the meetings of the Board of Directors during the period in which he or she was a director and attended at least 75% of the meetings of the committees of the Board of Directors on which he or she served, during the period in which he or she served.

Stockholder Communications with Directors and Director Attendance at Annual Meetings

      Stockholders who wish to send communications to our Board of Directors may do so by sending them c/o IGI, Inc., Corporate Secretary, 105 Lincoln Avenue, Buena, New Jersey 08310. Such communications may be addressed either to specified individual directors or the entire Board of Directors. The Secretary will have the discretion to screen and not forward to directors communications that the Secretary determines are communications unrelated to our business or governance, commercial solicitations, offensive, obscene, or otherwise inappropriate. The Secretary will, however,


compile all stockholder communications that are not forwarded and such communications will be available to any director.

      It is the policy of our Board of Directors that directors are strongly encouraged to attend all annual stockholder meetings. Each of our directors serving at the time attended the 2007 annual meeting of stockholders.

Director Compensation

      Director Options. In September 1999, our Board of Directors adopted the 1999 Director Stock Option Plan, which we refer to as the 1999 Plan. Under the 1999 Plan, on January 2 of each year, (i) each non-employee director is granted a stock option to purchase 15,000 shares of our common stock; and (ii) each of the Chairmen of the Audit Committee and the Organization and Compensation Committee is granted additional stock options to purchase 15,000 and 10,000 shares of our common stock, respectively. Additionally, under the 1999 Plan, each newly elected director will receive a stock option grant to purchase 15,000 shares of our common stock at the time of his or her election. All of such options will be granted at an exercise price equal to the closing price of our common stock on the AMEX on the date of grant. All options granted under the 1999 Plan become 100% vested 12 months after the date of grant.

During 2007, we granted the number of options that were granted under the 1999 Director Stock Option Plan as listed in the footnotes to the table below:

2007 Director Compensation

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Option Awards ($) (1) (3) (4)	Total ($)

Terrence O'Donnell	--	5,750	12,013	17,763

Stephen J. Morris	--	7,000	20,021	27,021

Rajiv Mathur (5)	--	--	--	--

Jane E. Hager	--	4,500	12,013	16,513

Frank Gerardi (6)	--	2,000	5,005	7,005

Sunil K. Pai (7)	--	1,500	10,011	11,511

(1)

The amount reflected in this column reflects the dollar amount recognized in accordance with Statement of Financial Accounting Standard No. 123R, "Share Based Payments" for financial statement purposes for 2007.

(2)

The dollar amount reflected in this column equals (i) the number of shares granted to the director pursuant to our 1998 Directors Stock Plan multiplied by (ii) the closing price of our common stock on the effective date of the grant.

(3)

As of December 31, 2007, the aggregate amount of shares that can be acquired by each director pursuant to outstanding option awards for Terrence O'Donnell, Stephen J. Morris, Jane E. Hager, Frank Gerardi and Sunil K. Pai, are 215,000, 157,016, 190,000 (including options to purchase 100,000 shares of our common stock held by Mr. Hager and excluding an option to purchase 10,000 shares of common stock held by Ms. Hager that expired on December 31, 2007), 198,266, and 27,500 respectively. During 2007 we granted to each of Terrence O'Donnell, Stephen J. Morris, Jane E. Hager, Frank Gerardi and Sunil K. Pai, options to purchase 15,000, 25,000, 15,000, 6,250 and 12,500 shares of our common stock, respectively.

(4)

We issued the options in this column at a strike price equal to the fair market value of the closing price of our common stock on the date of the grant. We valued these options using a Black-Scholes model. In the model, we


used an expected life of five and one-half (5.5) years to value the ten (10) year options that we issued. We used an interest rate equal to the yield on treasury bonds that have approximately five and one-half (5.5) years remaining until maturity and uses the volatility of our stock price over a period that is approximately five and one half (5.5) years prior to the grant date.

(5)	In January 2007, Mr. Mathur was appointed as our President and Chief Executive Officer and accordingly did not receive compensation for his service on our Board of Directors for 2007.

(6)

Frank Gerardi did not stand for reelection at the 2007 annual meeting of stockholders. Thus, Mr. Gerardi's compensation reflects fees paid for service prior to May 10, 2007, which was the date of our 2007 annual meeting of stockholders.

(7)

Sunil K. Pai did not stand for reelection at the 2007 annual meeting of stockholders. Thus, Mr. Pai's compensation reflects fees paid for service prior to May 10, 2007, which was the date of our 2007 annual meeting of stockholders. Mr. Pai served as an independent member of our Board of Directors during his service.

      Director Fees. Our Board of Directors adopted the 1998 Directors Stock Plan in October 1998 to provide each outside director with the right to receive shares of our common stock as director compensation in lieu of cash payments of director fees, thereby encouraging ownership in our securities by the directors. Each non-employee director receives $2,000 in value of shares of our common stock for each meeting of the Board of Directors he or she attends in person, $1,000 in value of shares of our common stock for each telephonic meeting of the Board of Directors attended, $500 in value of shares of our common stock for each committee meeting attended which is held on the same day as a meeting of the Board of Directors, $1,000 in value of shares of our common stock for each committee meeting attended which is not held on the same day as a meeting of the Board of Directors, and up to $5,000 in value of shares of our common stock annually for the Chairmen of certain committees of the Board of Directors. The fees are payable quarterly and the number of shares of common stock issued to each director is determined by dividing the fees payable for the quarter by the closing price of our common stock on the last business day of the applicable quarter.

      At the meeting of the Board of Directors held on July 19, 2002, the directors unanimously expressed their willingness to accept a significant reduction in the amount of the share grants to be received under the 1998 Plan as compensation for service on the Board of Directors in an effort to provide us with their personal support, commitment and assistance at a pivotal time in our growth and development. In furtherance thereof during the July 19, 2002 meeting, the members of the Board of Directors collectively agreed to a 50% reduction in the amount of the share grant fee compensation payable to each director under the 1998 Plan for the third and fourth quarters of 2002. At the meeting of the Board of Directors on July 23, 2003, a resolution was unanimously adopted providing that unless, until, and only in the event that we return to profitability shall the directors' compensation be prospectively restored to the full amounts provided by the 1998 Plan as in effect prior to the directors' voluntary 50% reduction program in effect since July 19, 2002. Our Board of Directors has continued to honor this commitment in support of our future success.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Other than compensation agreements and other arrangements which are described in the "Director Compensation" and "Executive Compensation" sections of this proxy statement and the transactions described below, during our last fiscal year, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed one percent of the average of our total assets at year-end for the last three completed fiscal years and in which any of our directors, nominees for director, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.

Universal Chemical Technologies, Inc.

      In February 2004, we signed a license agreement with Universal Chemical Technologies, Inc. (UCT) to utilize its patented technology for an electroless nickel boride metal finishing process. This was a new venture for us and we had capital expenditures of approximately $913,000 spread over 2004 and 2005 (approximately $131,000 in 2005) in order to set up the operations. We had an exclusive license within a 150 mile radius of its facility for commercial and military applications. In the start of the second quarter of 2005, we began production in its metal finishing division, utilizing the patented UltraCem technology. However, we had been informed by potential new customers of the consumer division, that those customers were not comfortable with the metal finishing division being housed in the same facility as our consumer products division. In light of this information, we ceased operations under this venture. Frank


Gerardi, our former Chairman and Chief Executive Officer, as well a holder of more than 10% of our common stock, personally invested $350,000 in UCT, which represents less than a 1% ownership interest in UCT. We have written down the value of the assets that we own relating to this business to $350,000 for the year ended December 31, 2006. We currently do not conduct any business under this arrangement. In the second quarter of 2007, UCT re-purchased the plating equipment from us for a purchase price of $378,000.

Related Party Transactions with Univest Management EPSP

Promissory Note in Favor of Univest

      On December 12, 2005, we issued a secured promissory note in favor of Univest Management EPSP, c/o Frank Gerardi, Trustee, or its registered assigns, in the principal amount of $1,000,000. Mr. Gerardi is the trustee and controls Univest. Mr. Gerardi has previously served as our Chief Executive Officer from September 2003 to December 31, 2006 and was a member of our Board of Directors from 2002 until May 2007. In addition, Mr. Gerardi beneficially owns more than 5% of our common stock. The promissory note was originally payable on or before the earlier to occur of (i) the closing of the conveyance by us of our real property, identified as Lots 22.02 and 23 on the Tax Map of Buena Vista Township, Atlantic County, New Jersey; or (ii) July 31, 2006. The promissory note was secured by a mortgage covering Lots 22.02 and 23. On January 30, 2006, we entered into a letter agreement with Univest pursuant to which the stated interest rate on the secured promissory note, dated December 12, 2005, in favor of Univest, was revised from 30% per annum to 12% per annum as of February 1, 2006. On July 21, 2006, the maturity date of the loan was extended until the earlier to occur of (i) September 30, 2006; or (ii) the closing of the real property conveyance. On October 4, 2006, the maturity date was further extended to December 31, 2006, and the stated interest rate was reduced to 10% effective October 1, 2006. On December 29, 2006, the maturity date was further extended to January 31, 2007. On January 31, 2007, the maturity date was further extended to February 28, 2007. On March 1, 2007 the maturity date was further extended to March 31, 2007. The note was repaid in full on March 8, 2007.

Univest Subscription Agreement

      On December 10, 2007, we and Univest Management, Inc. EPSP, an entity controlled by Frank Gerardi, our former Chief Executive Officer and Chairman of the Board of Directors and a beneficial owner of over 5% of our common stock, entered into a subscription agreement pursuant to which we issued to Univest 150,000 shares of common stock and a warrant to purchase 52,500 shares of common stock at an exercise price of $1.25 per share, expiring two years from issuance, for aggregate consideration of $150,000. The closing of the transaction occurred on December 31, 2007.

Related Party Transactions with Pharmachem Laboratories, Inc.

Pharmachem Line of Credit

      On December 6, 2006, we entered into a $1,000,000 line of credit with Pharmachem Laboratories, Inc., a holder of more than 5% of our outstanding common stock, with interest accruing on outstanding amounts due under such line of credit at a rate of prime plus 1.5%. Amounts due under this line of credit are secured by all of our assets with the exception of any real property owned by us. All accrued and unpaid interest due under this line of credit is payable monthly on the first day of each month. The line of credit expires on December 5, 2007. On January 29, 2007, the line of credit was repaid in full and terminated.

Pharmachem Subscription Agreement

      On February 6, 2007 we entered into a subscription agreement with Pharmachem whereby Pharmachem agreed to purchase 1,500,000 shares of our common stock in exchange for gross proceeds of $1,500,000. This transaction closed on March 7, 2007.


Pharmachem Sublicense Agreement

      On August 21, 2007, we executed an agreement with Pharmachem pursuant to which we agreed to exclusively manufacture for Pharmachem and supply to Pharmachem certain ingredients and finished products intended for use in cosmetic and topical skin care applications, developed and manufactured by us using the Novasome® technology. Under the agreement, we granted Pharmachem the exclusive right to market, sell and promote these products with the Novasome® trademark through the direct sales and direct marketing channels in the United States, and such other regions as we and Pharmachem may further agree. Pharmachem has a minimum annual purchase requirement for such exclusivity inclusive of specified minimum monthly amounts for product development. In the event Pharmachem is unable to meet the minimum annual purchase requirement, they will have an option to pay us a percentage of the balance required to maintain such exclusivity. The prices charged to Pharmachem for the products allow for pre determined gross margins to us. The agreement has a term of one year and is renewable annually upon mutual agreement of the parties. In 2007, Pharmachem made payments to us aggregating $152,570.

Pinnacle Mountain Partners Line of Credit

      On January 30, 2007, we entered into a $1,000,000 line of credit with Pinnacle Mountain Partners, LLC for a term of eighteen months. Pinnacle Mountain Partners is an entity affiliated with Jane E. Hager, a member of our Board of Directors and holder of more than five percent of our outstanding common stock and Edward B. Hager M.D., a holder of more than five percent of our outstanding common stock. The line of credit permits us to borrow money on a portion of the available principal balance which has not been borrowed by us during the term of the agreement. We may also repay the outstanding balance of the credit agreement and continue to draw down on the balance of the agreement during its term. Any principal balance outstanding at the end of the term must be repaid together with interest. Loans under the credit agreement bear interest at the Wall Street prime rate plus 1.5% and are secured by our assets. All accrued and unpaid interest is payable monthly in arrears on the first of each month. We have borrowed $500,000 under the line of credit which has accrued interest of $49,250.

EXECUTIVE COMPENSATION

Executive Officers

In addition to Rajiv Mathur whose biography is set forth above in "Proposal No. 1 -- Election of Directors", the following people serve as our executive officers:

Name	Title

Nadya Lawrence	Executive Vice President of Operations

Carlene Lloyd	Vice President of Finance

      Nadya Lawrence (39) has served as our Executive Vice President of Operations since 2006 and Vice President of Operations from 2001 to 2006. Previously, Ms. Lawrence served as our R&D Technical Director and R&D Manager from 1995 to 2001.

Carlene Lloyd (35) has served as our Vice President of Finance since July 2004. Prior to that, Ms. Lloyd served as our Controller and Senior Accountant from 1998 to 2004.


Summary Compensation Table

      The following table sets forth the cash and non-cash compensation for the previous two fiscal years, which was earned by our President and Chief Executive Officer and our two other most highly compensated executive officers who received compensation in excess of $100,000 during 2007 and who were serving as executive officers at the end of 2007. We refer to these people in this proxy statement as our Named Executive Officers.

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)

Rajiv Mathur	2007	292,000	50,000 (4)	203,750	24,649	570,399
President and Chief Executive Officer

Nadya Lawrence	2007	140,000	6,796	-	26,452	173,248
Executive Vice President of Operations	2006	140,000	-		23,865	163,865

Carlene Lloyd	2007	85,000	4,250	-	16,711	105,961
Vice President of Finance	2006	85,000	-		19,619	104,619

(1)	Lists the principal positions held as of December 31, 2007. In January 2007, Rajiv Mathur assumed the position as our President and Chief Executive Officer.

(2)

The amount reflected in this column reflects the dollar amount recognized in accordance with Statement of Financial Accounting Standard No. 123R, "Share Based Payments" for financial statement purposes for 2007. We valued these options using a Black-Scholes model. In the model, we used an expected life of five and one-half (5.5) years to value the ten year options that we issued. We used an interest rate equal to the yield on the treasury bonds that have approximately five and one-half years remaining until maturity and uses the volatility of our stock price over a period that is approximately five and one-half years prior to the grant date.

(3)

The amounts shown in this column represent premiums for group life insurance, medical, and dental insurance paid by us, and contributions made by us to the executive's account under our 401(k) Plan. The amounts shown also include $9,000 in automobile reimbursements made to Nadya Lawrence in 2007 and 2006 and to Rajiv Mathur in 2007. In 2007, we paid $9,958, $13,971, and $14,404 for medical and dental insurance for Rajiv Mathur, Nadya Lawrence, and Carlene Lloyd, respectively. We also made contributions to the 401(k) Plan accounts of Rajiv Mathur, Nadya Lawrence and Carlene Lloyd in the amounts of $2,943, $1,953, and $1,264, respectively. In 2006, we paid $12,914, and $18,361 for medical and dental insurance for Nadya Lawrence, and Carlene Lloyd, respectively. We also made contributions to the 401(k) Plan accounts of Nadya Lawrence and Carlene Lloyd in the amounts of $1,951, and $1,258, respectively.

(4)	Mr. Mathur received a $50,000 bonus in November 2007 for remaining employed by us on the date of payment as set forth in his employment agreement.


Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding option awards as of December 31, 2007.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Rajiv Mathur	15,000	-	$1.06	09/12/15
President and Chief	15,000	-	$1.30	07/10/16
Executive Officer	-	500,000 (1)	$1.04	01/01/17

Nadya Lawrence	250		$1.94	03/16/09
Executive Vice	5,000		$ .50	12/06/10
President of Operations	5,000		$2.75	03/20/10
	5,000		$ .52	12/27/11
	30,000		$ .80	05/16/11
	40,000		$ .65	05/23/12
	100,000		$1.07	05/20/13
	30,000		$1.27	12/20/14
	40,000		$ .76	12/09/15

Carlene Lloyd	2,000		$1.56	12/09/09
Vice President of	2,000		$ .50	12/06/10
Finance	1,000		$ .80	05/16/11
	30,000		$1.27	12/20/14
	40,000		$ .76	12/09/15

(1)	250,000 shares vested on January 4, 2008 and the remaining 250,000 shares vest on January 4, 2009.

Employment Agreements

      Rajiv Mathur. Rajiv Mathur, our President and Chief Executive Officer, entered into a three year employment agreement with us on November 15, 2006. Mr. Mathur commenced employment with us in January 2007 at an annual salary of $292,000, with a minimum of a 3.5% increase in pay on each of January 1, 2008 and January 1, 2009.

On February 10, 2008, our Compensation Committee approved an increase in the base salary of Mr. Mathur to $302,220. Mr. Mathur's employment agreement automatically extends for additional one year periods unless a notice of non-renewal is sent by either party 180 days prior to the end of the term. Mr. Mathur is also entitled to a $1,000 per month automobile allowance along with a reimbursement for maintenance expenses, insurance expenses, and gasoline and parking expense incurred in connection with the performance of business activities. Mr. Mathur is also entitled to an annual bonus for each of 2007, 2008, and 2009, provided that he is employed by us on December 31 of each respective year. His bonus will be based on one (1) or more of the following metrics for the respective fiscal year for which the bonus relates: (i) growth in our annual revenue; (ii) growth in our operating profit; and (iii) growth in our cash flow from continuing operations. See "-- Cash Incentive Plan Arrangements" below. Mr. Mathur also received a $50,000 bonus in November 2007 for remaining employed by us on the date of payment as set forth in his employment agreement.

      If Mr. Mathur's employment is terminated (i) as a result of Mr. Mathur's death or disability; (ii) without cause (as defined in the agreement), by non-renewal of the agreement by us at any time; or (iii) within six months after a change of control (as defined in the agreement) by Mr. Mathur, in each case he is to receive severance of one year's salary and continuation of health and dental benefits until the earlier of one year after termination or his coverage commencing under another employer's health plan. Pursuant to Mr. Mathur's employment agreement, Mr. Mathur was granted options to purchase 500,000 shares of common stock on January 1, 2007, with an exercise price based on the average closing price of our common stock during the 30 day period prior to January 1, 2007. Options with respect to


250,000 shares vest on the first anniversary of employment and options with respect to the other 250,000 shares vest on the second anniversary of employment. In February 2008, the Compensation Committee further awarded Mr. Mathur a stock option pursuant to the our 1999 Stock Incentive Plan to purchase 500,000 shares of our common stock. The options have an exercise price equal to the closing price of our common stock on the date of grant and one-half will vest on December 31, 2008 and the remaining one-half will vest on December 31, 2009. Pursuant to his employment agreement, we will be in breach of the agreement if Mr. Mathur is not nominated for election to our Board of Directors for each year that the agreement is still in effect.

Cash Incentive Plan Arrangements

      In February 2008, the Compensation Committee approved our 2008 Management Incentive Plan for our Chief Executive Officer and President, Executive Vice President and Vice President. The incentive bonuses for each of these individuals will be based in part on our performance as compared to budgeted results for net income or earnings per share and in part on annual performance reviews for such individuals. Our budgeted results involve confidential, strategic, commercial and financial information which, if disclosed, may result in competitive harm to us.

      Participants will be eligible for an incentive bonus payout based upon our achievement of the following targets for either net income or earnings per share (the greater level of achievement to be utilized for determining the payout) as compared to budget results:

Target	% Awarded of Total Eligible (the "Target Payout")

Less than 25% of budgeted results	0%
25% - 75% of budgeted results	20% or board's discretion
75% - 85% of budgeted results	50%
85% - 95% of budgeted results	80%
95% - 110% of budgeted results	100%
More than 110% of budgeted results	120%

      If the plan participant is eligible for an incentive bonus payment pursuant to our achievement of certain net income or earnings per share thresholds, then the actual amount of payment under the plan will be based on an annual performance evaluation of the individual plan participant. The Target Payout (as set forth in the table above), if any, will be multiplied by a performance factor determined by the participants' individual performance review ratings as follows:

Performance Rating	Award Factor

Usually Exceeds	1.00
Fully Meets	.80
Usually Meets	.50
Below	.00

      The maximum performance bonus for our Chief Executive Officer and President and each of the our Executive Vice President and Vice President are 120% of salary earned in the applicable fiscal year and 36% of salary earned in the applicable fiscal year, respectively. Payments under the plan will be made in cash within 60 days after the first annual shareholder meeting following the applicable fiscal year with respect to which the incentive bonus is being paid and will be pro-rated for any partial year of service. Participants must be actively employed by us on the date incentive bonuses are to be paid in order to receive an award.


REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors has:

•	reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2007 with management;

•

discussed with our independent auditors, Amper, Politziner & Mattia, P.C., matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, in connection with the audit of our consolidated financial statements for the year ended December 31, 2007; and

•

received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and discussed the independence of Amper, Politziner & Mattia, P.C. with that firm.

      In reliance on the review and discussions referred to above, the audit committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-KSB for filing with the SEC for the year ended December 31, 2007.

Audit Committee

Jane E. Hager (Chairman)
Terrence O'Donnell


RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee has selected Amper, Politziner & Mattia, P.C. to serve as our independent auditors for the fiscal year ending December 31, 2008. No representatives from Amper, Politziner & Mattia, P.C. are expected to attend the Annual Meeting. We do not have a policy of asking our stockholders to ratify the appointment of auditors.

Fees Paid to Independent Auditors

The following table shows the fees for the audit and other services provided by Amper, Politziner & Mattia, P.C. for fiscal years 2007 and 2006:

	2007	2006

Audit Fees (1)	$162,156	$128,500
Audit-Related Fees (2)	1,850	--
Tax Fees	--	--
All Other Fees	--	--
Total	$164,006	$128,500

(1)

These are fees for professional services rendered for the audit of our 2006 and 2007 financial statements and review of financial statements included in our quarterly reports on Form 10-QSB, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for professional services rendered for audit-related services including consultation on compliance related matters.

      Representatives of Amper, Politziner & Mattia, P.C. attended all meetings of the Audit Committee in 2007. The Audit Committee pre-approves and reviews all audit services performed by our independent auditors as well as the fees charged by our independent auditors for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditors' independence. Amper, Politziner & Mattia, P.C. did not perform any non-audit services for us during fiscal years 2007 or 2006.


PROPOSAL 2 - AMEND AND RESTATE THE CERTIFICATE OF
INCORPORATION, AS AMENDED, TO CHANGE THE NAME OF THE COMPANY,
AMEND THE LAWFUL PURPOSES PROVISION OF THE CERTIFICATE AND
REMOVE CERTAIN PROVISIONS THAT ARE NO LONGER IN EFFECT

      Our Board of Directors has unanimously approved and recommends that our stockholders approve, an Amended and Restated Certificate of Incorporation that amends Article FIRST to change our name to IGI Laboratories, Inc., and to provisions of Article THIRD regarding the lawful purposes in which we are allowed to engage. We are also proposing to delete Article FIFTH of our Certificate of Incorporation, as amended, since such provision is no longer in effect.

      Our Board of Directors believes that the name change may better signify to investors and the public the activities carried on by us and will help our marketing and public relations efforts. Article THIRD of the Certificate of Incorporation, as amended, includes an extensive list of corporate purposes which are unnecessary since Article THIRD of our Certificate of Incorporation, as amended, also provides that we may "conduct any lawful business, to provide any lawful purpose, and to engage in any lawful act". Delaware corporation law does not require corporations to list their specific purposes and permits corporations to define their business or purpose in terms of any lawful act or activity. Article THIRD of the proposed Amended and Restated Certificate of Incorporation eliminates the detailed list of corporate purposes and continues to allow us to engage in "any lawful act or activity." Article FIFTH relates to the name and mailing address of our incorporator, which is no longer relevant and is not required to appear in our Amended and Restated Certificate of Incorporation. Accordingly, we propose to delete this portion of Article FIFTH in its entirety.

The proposed amendments under this Proposal 2 provide that the Certificate of Incorporation, as amended, be revised and restated as set forth in Appendix A.

      If approved, the Amended and Restated Certificate of Incorporation will become effective upon the filing with the Delaware Secretary of State. We will make such a filing promptly after the Annual Meeting.

Stockholder Vote Required

      The amendment and restatement of our Certificate of Incorporation, as amended, requires the affirmative vote of a majority of the voting power present in person and by proxy and voting at the Annual Meeting.

Board Recommendation

The Board of Directors recommends that shareholders vote "FOR" the amendment and restatement of our Certificate of Incorporation, as amended.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

      Any proposal that a stockholder intends to present at the 2009 Annual Meeting of Stockholders must be submitted to our Secretary at our corporate offices, 105 Lincoln Avenue, Buena, New Jersey 08310, no later than December 16, 2008, in order to be considered for inclusion in the Proxy Statement relating to that meeting and must comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

      In accordance with our current bylaws, for a proposal of a stockholder to be raised from the floor and presented at our 2009 Annual Meeting of Stockholders, other than a stockholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, a stockholder's notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our bylaws, not earlier than February 10, 2009 and not later than March 11, 2009. Stockholder proposals should be addressed to our Secretary at our corporate offices, 105 Lincoln Avenue, Buena, New Jersey 08310.


OTHER MATTERS

      The Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting other than that described above. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

      We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

      THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By Order of the Board of Directors,

Carlene A. Lloyd, Secretary

April 15, 2008


APPENDIX A

Amended and Restated Certificate of Incorporation

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF IGI, INC.

IGI, INC, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL") hereby certifies as follows:

      FIRST: That at a meeting of the Board of Directors of IGI, Inc. (the "Corporation") resolutions were duly adopted approving an amendment and restatement of the Corporation's Certificate of Incorporation, as amended, declaring said amendment and restatement to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof.

SECOND: The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State was August 26, 1977.

      THIRD: This Amended and Restated Certificate of Incorporation amends and restates the prior Certificate of Incorporation, as amended, by amending and restating the Certificate of Incorporation filed on August 26, 1977 and all amendments thereto through the date hereof.

FOURTH: The Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as set forth in Exhibit A.

      FIFTH: That pursuant to resolution of the Board of Directors of the Corporation, a meeting of stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

SIXTH: That the foregoing amendment and restatement was duly adopted in accordance with the provisions of Section 242 and Section 245 of the DGCL.

IN WITNESS WHEREOF, IGI, Inc. has caused this certificate to be signed by a duly authorized officer, this ________ day of _________, 2008.

Name: Rajiv Mathur
Title: President and Chief Executive Officer


AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF IGI LABORATORIES, INC.

FIRST: The name of the corporation (hereinafter called the "Corporation") is IGI Laboratories, Inc."

      SECOND: The address of the registered office of the Corporation in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("DGCL").

      "FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 51,000,000 shares, of which 50,000,000 shall be shares of Common Stock, $.01 par value per share ("Common Stock"), and 1,000,000 shall be shares of Preferred Stock, $.01 par value per share ("Preferred Stock"). One hundred shares of Preferred Stock shall be designated "Series A Convertible Preferred Stock" and shall have the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions as set forth in Article FIFTH herein. The remaining authorized shares of Preferred Stock may be designated by the Board of Directors as set forth below in Section 2 of this Article FOURTH.

      The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of the Common Stock and undesignated Preferred Stock.

1. Common Stock.

      a.    General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock or any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

b. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

      The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

      c.    Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefore as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

      d.    Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

2. Preferred Stock.

      Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different


series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

      Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences as shall be stated and expressed in such resolutions, all to the fullest extent now or thereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

FIFTH: Series A Preferred Stock.

1. Designation and Rank.

      a.    Designation. The designation of such series of the Preferred Stock shall be the Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"). The maximum number of shares of Series A Preferred Stock shall be one hundred shares.

      b.    Rank. The Series A Preferred Stock shall rank prior to the Common Stock, and to each other classes and series of equity securities of the Corporation which by its terms does not rank on a parity with or senior to the Series A Preferred Stock ("Junior Stock").

      2.    Dividends. The holders of shares of the Series A Preferred Stock shall not be entitled to receive any dividends except in accordance with this Section 2. If the Corporation declares and pays a cash dividend on the Common Stock, then, in that event, the holders of shares of Series A Preferred Stock shall be entitled to share in such dividends, on a pro rata basis, as if their shares had been converted into shares of Common Stock pursuant to Section 5 of this Article FIFTH immediately prior to the record date for determining the stockholders entitled to receive such dividends.

3. Voting Rights.

      a.    Class Voting Rights. The Series A Preferred Stock shall have the following class voting rights (in addition to the voting rights set forth in Section 3(b) of this Article FIFTH, and as otherwise may be required by law). So long as any shares of the Series A Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any subsidiary to, without the affirmative vote or consent of the holders of at least a majority of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series A Preferred Stock vote separately as a class amend, alter or repeal the provisions of the Series A Preferred Stock, whether by merger, consolidation or otherwise.

      b.    General Voting Rights. In addition to the class voting rights set forth in Sections 3(a) and 4(b) of this Article FIFTH, the Series A Preferred Stock shall be entitled to vote, on an as-converted basis, together as a single class, with the holders of the Common Stock. The Common Stock into which the Series A Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Corporation.


4. Liquidation Preference.

      a.    In the event of the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of shares of the Series A Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation whether such assets are capital or surplus of any nature, an amount equal to $10,000 per share (the "Liquidation Preference Amount") of the Series A Preferred Stock, on a pro rata and pari passu basis with any parity stock, before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference Amount payable to the holders of outstanding shares of the Series A Preferred Stock and any series of preferred stock or any other class of stock on a parity as to rights on liquidation, dissolution or winding up, with the Series A Preferred Stock, then all of said assets will be distributed among the holders of the Series A Preferred Stock and the other classes of stock on a parity with the Series A Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Series A Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series A Preferred Stock. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined by an independent appraiser reasonably acceptable to the holders of a majority of the Series A Preferred Stock) or a combination thereof; provided, however, that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series A Preferred Stock has been paid in cash the full Liquidation Preference Amount to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount to which each holder is entitled, such holders of shares of Series A Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Corporation.

      b.    A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, or the effectuation by the Corporation of a transaction or series of transactions in which more than 50% of the voting shares of the Corporation is disposed of or conveyed, shall be, deemed to be a liquidation, dissolution, or winding up within the meaning of this Section 4.

      c.    Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than forty-five (45) days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

5. Conversion. The holder of Series A Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

      a.    Right to Convert. At any time on or after the date of issuance of the Series A Preferred Stock (the "Issuance Date"), the holder of any such shares of Series A Preferred Stock may, at such holder's option all or any portion of any share of Series A Preferred Stock held by such person into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series A Preferred Stock being converted thereon divided by (ii) the Conversion Price (as defined in Section 5(d) of this Article FIFTH) then in effect as of the date of the delivery by such holder of its notice of election to convert. The Corporation shall keep written records of the conversion of the shares of Series A Preferred Stock converted by each holder. A holder shall be required to deliver the original certificates representing the shares of Series A Preferred Stock upon complete conversion of the Series A Preferred Stock.

b. Mechanics of Voluntary Conversion. The Voluntary Conversion of Series A Preferred Stock shall be conducted in the following manner:


      (i)    Holder's Delivery Requirements. To convert Series A Preferred Stock into full shares of Common Stock on any date, the holder thereof shall deliver a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice"), to the Corporation, together with the certificates representing the shares being converted (or an indemnification undertaking, and at the option of the Corporation, in addition, a bond, with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates"). The conversion will be effective upon receipt by the Corporation of the foregoing, which shall be the Voluntary Conversion Date.

      (ii)    Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

c. Mandatory Conversion.

      (i)    Subject to the provisions set forth below, the shares of Series A Preferred Stock outstanding on the Mandatory Conversion Date shall automatically and without any action on the part of the holder thereof convert into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series A Preferred Stock outstanding on the Mandatory Conversion Date divided by (ii) the Conversion Price in effect on the Mandatory Conversion Date (a "Mandatory Conversion").

      (ii)    As used herein, a "Mandatory Conversion Date" shall be the date that the Closing Price of the Common Stock shall have exceeded $2.50 for a period of ten (10) consecutive trading days immediately preceding such date. The Mandatory Conversion Date and the Voluntary Conversion Date collectively are referred to as the "Conversion Date."

      (iii)    On the Mandatory Conversion Date, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the Preferred Stock Certificates are surrendered to the Corporation or its transfer agent. Upon the occurrence of the automatic conversion of the Series A Preferred Stock pursuant to this Section 5(c), the holders of the Series A Preferred Stock shall promptly surrender the Preferred Stock Certificates representing the Series A Preferred Stock to the Corporation and the Corporation shall promptly deliver the shares of Common Stock issuable upon such conversion.

d. Conversion Price.

(i) The term "Conversion Price" shall mean $1.00, subject to adjustment under Section 5(e) of this Article FIFTH.

      (ii)    The term "Closing Price" shall mean, for any security as of any date, the last reported price of such security on the American Stock Exchange or the closing bid price, on the OTC Bulletin Board or other applicable principal trading market for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as determined by the Board of Directors of the Corporation.


e. Adjustments of Conversion Price.

      (i)    Adjustments for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the Conversion Price shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the Conversion Price shall be proportionately increased. Any adjustments under this Section 5(e)(i) shall be effective at the close of business on the date the stock split or combination occurs.

      (ii)    Adjustments for Certain Dividends and Distributions. If the Corporation shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

      (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

      (iii)    Adjustment for Other Dividends and Distributions. If the Corporation shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of Series A Preferred Stock shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock immediately prior to such event (or the record date for such event, if applicable) and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 5(e)(iii) with respect to the rights of the holders of the Series A Preferred Stock.

      (iv)    Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of the Series A Preferred Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(e)(i), (ii) and (iii) of this Article FIFTH, or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(e)(v) of this Article FIFTh), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share of Series A Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.


      (v)    Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Corporation (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 5(e)(i), (ii) and (iii) of this Article FIFTH, or a reclassification, exchange or substitution of shares provided for in Section 5(e)(iv) of this Article FIFTH), or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties or assets to any other person that is not deemed a liquidation pursuant to Section 4(b) (an "Organic Change"), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share of Series A Preferred Stock into the kind and amount of shares of stock and other securities or property of the Corporation or any successor corporation resulting from the Organic Change as the holder would have received as a result of the Organic Change and if the holder had converted its Series A Preferred Stock into the Corporation's Common Stock prior to the Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(e)(v) with respect to the rights of the holders of the Series A Preferred Stock after the Organic Change to the end that the provisions of this Section 5(e)(v) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series A Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable.

      (vi)    Record Date. In case the Corporation shall take record of the holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

      f.    Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series A Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request of the holder of such affected Series A Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series A Preferred Stock. Notwithstanding the foregoing, the Corporation shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

      g.    Issue Taxes. The Corporation shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant thereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

      h.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Corporation. The Corporation will give written notice to each holder of Series A Preferred Stock at least five (5) days prior to the date on which the Corporation closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock or (II) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Corporation will also give written notice to each holder of Series A Preferred Stock at least five (5) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.


      i.    Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall at its option either (i) pay cash equal to the product of such fraction multiplied by the average of the Closing Prices of the Common Stock for the five (5) consecutive trading days immediately preceding the Voluntary Conversion Date or Mandatory Conversion Date, as applicable, or (ii) in lieu of issuing such fractional shares issue one additional whole share to the holder.

      j.    Reservation of Common Stock. The Corporation shall, so long as any shares of Series A Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series A Preferred Stock then outstanding.

      k.    Retirement of Series A Preferred Stock. Conversion of Series A Preferred Stock shall be deemed to have been effected on the applicable Voluntary Conversion Date or Mandatory Conversion Date. The Corporation shall keep written records of the conversion of the shares of Series A Preferred Stock converted by each holder. A holder shall be required to deliver the original certificates representing the shares of Series A Preferred Stock upon conversion of the Series A Preferred Stock.

      6.    No Preemptive Rights. No holder of the Series A Preferred Stock shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

      7.    Vote to Change the Terms of or Issue Preferred Stock. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than a majority of the then outstanding shares of Series A Preferred Stock, shall be required for any change to this Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred Stock set forth herein. The provisions hereof may be waived on behalf of all the holders if in writing and signed by the holders of not less than a majority of the then outstanding shares of Series A Preferred Stock.

      8.    Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series A Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation, and if requested by the Corporation, a bond, and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date.

      9.    Specific Shall Not Limit General; Construction. No specific provision contained herein shall limit or modify any more general provision contained herein. This Article FIFTH shall be deemed to be jointly drafted by the Corporation and all initial purchasers of the Series A Preferred Stock and shall not be construed against any person as the drafter hereof.

      10.    Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series A Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.


SIXTH: The corporation is to have perpetual existence.

      SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court or equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directors. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

      EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

      1.    The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and in the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

      2.    After the original or other By-Laws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 129 of the DGCL, and after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) Section 141 of the DGCL shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the Corporation unless provisions to vote of the Corporation unless provisions such classification shall be set forth in this Certificate of Incorporation.

      3.    Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provision of the Certificate of Incorporation shall entitle the holder thereof to the right to vote, at any meeting of stockholders except as the provisions of the DGCL shall otherwise require, provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

      NINTH: The Corporation shall, to the fullest extent permitted by Section 145 of DGCL, as the same may be amended and supplemented, indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the


stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

      ELEVENTH: A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

      Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation arising out of the conduct of such director prior to the time of such repeal or modification.


EXHIBIT I

IGI, INC. CONVERSION NOTICE

      Reference is made to the Amended and Restated Certificate of Incorporation of the Relative Rights and Preferences of the Series A Preferred Stock of IGI, Inc. (the "Certificate of Incorporation"). In accordance with and pursuant to the Certificate of Incorporation, the undersigned hereby elects to convert the number of shares of Series A Preferred Stock, par value $.01 per share (the "Preferred Shares"), of IGI, Inc., a Delaware corporation (the "Corporation"), indicated below into shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

      Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Corporation in the following name and to the following address:

Issue to:

Facsimile Number

Authorization:

By:

Title

Dated:


IGI, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 7, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IGI, INC.

      The undersigned, having received notice of the meeting and management's proxy statement therefore, and revoking all prior proxies, hereby appoint(s) Nadya Lawrence and Carlene A. Lloyd, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of IGI, Inc. (the "Company") to be held on Wednesday, May 7, 2008 at 10:00 a.m. at the Buena Vista Country Club, 301 Country Club Lane, Buena, New Jersey, and at any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

PLEASE VOTE, DATE, AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

COMMENTS:


ANNUAL MEETING OF STOCKHOLDERS OF

IGI, INC.

May 7, 2008

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

V Please detach along perforated line and mail in the envelope provided. V

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN
PROPOSAL 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION, AS AMENDED.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  [X]

1. Election of Directors:					FOR	AGAINST	ABSTAIN
		NOMINEES:	2.	Proposal to Amend and	[ ]	[ ]	[ ]
[ ]	FOR ALL NOMINEES	O Jane E. Hager		Restate the Company's
		O Stephen J. Morris		Certificate of Incorporation,
[ ]	WITHHOLD	O Terrence O'Donnell		as amended
	AUTHORITY	O Rajiv Mathur
	FOR ALL NOMINEES			IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

[ ]	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED WILL BE VOTED (1) FOR THE ELECTION OF DIRECTORS; (2) FOR THE AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION, AS AMENDED; AND (3) IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		[ ]	TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Stockholder_________________ Date:_________ Signature of Stockholder_________________ Date:_________

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.
